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                                                                    EXHIBIT 99.2

                                  AZURIX CORP.
                               LETTER TO CLIENTS
                                      FOR
                           TENDER OF ALL OUTSTANDING

   10 3/8% SERIES A SENIOR        10 3/8% SERIES A SENIOR         10 3/4% SERIES A SENIOR
   DOLLAR NOTES DUE 2007 IN     STERLING NOTES DUE 2007 IN       DOLLAR NOTES DUE 2010 IN
  EXCHANGE FOR 10 3/8% SERIES  EXCHANGE FOR 10 3/8% SERIES B   EXCHANGE FOR 10 3/4% SERIES B
   B SENIOR DOLLAR NOTES DUE     SENIOR STERLING NOTES DUE     SENIOR DOLLAR NOTES DUE 2010
             2007                          2007

     THE EXCHANGE OFFER WILL EXPIRE AT           , NEW YORK CITY TIME, ON
          , 2000, UNLESS EXTENDED (THE "EXPIRATION DATE").

     NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE UNLESS PREVIOUSLY ACCEPTED FOR EXCHANGE.

To Our Clients:

     We are enclosing herewith a Prospectus, dated                     , 2000,
of Azurix Corp., a Delaware Corporation (the "Company"), and a related Letter of Transmittal, which together constitute the Company's offer (the "Exchange Offer") to exchange its 10 3/8% Series B Senior Dollar Notes due 2007 for a like principal amount of its issued and outstanding 10 3/8% Series A Senior Dollar Notes due 2007, its 10 3/8% Series B Senior Sterling Notes due 2007 for a like principal amount of its issued and outstanding 10 3/8% Series A Senior Sterling Notes due 2007, and its 10 3/4% Series B Senior Dollar Notes due 2010 for a like principal amount of its issued and outstanding 10 3/4% Series A Senior Dollar Notes due 2010 (the Series B Notes, collectively, referred to as the "Exchange Notes" and the Series A Notes, collectively referred to as the "Original Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer. The Exchange Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

     The Exchange Offer is not conditioned upon any minimum number of Original Notes being tendered.

     We are the holder of record of Original Notes held by us for your own account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

                                          Very truly yours,

                                          AZURIX CORP.

     PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.
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                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                        BOOK-ENTRY TRANSFER PARTICIPANT

     To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
            , 2000 (the "Prospectus") of Azurix Corp., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 10 3/8% Series B Senior Dollar Notes due 2007 for a like principal amount of its issued and outstanding 10 3/8% Series A Senior Dollar Notes due 2007, its 10 3/8% Series B Senior Sterling Notes due 2007 for a like principal amount of its issued and outstanding 10 3/8% Series A Senior Sterling Notes due 2007, and its 10 3/4% Series B Senior Dollar Notes due 2010 for a like principal amount of its issued and outstanding 10 3/4% Series A Senior Dollar Notes due 2010 (the Series B Notes, collectively, referred to as the "Exchange Notes" and the Series A Notes, collectively referred to as the "Original Notes"), (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $                         of the 10 3/8% Series A Senior Dollar Notes due
2007.

     L                         of the 10 3/8% Series A Senior Sterling Notes due
2007.

     $                         of the 10 3/4% Series A Senior Dollar Notes due
2010.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

     [ ] To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED) (IF ANY):

     [ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired in exchange for Original Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of Exchange Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

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                                   SIGN HERE

Name of beneficial owner(s):
                            ----------------------------------------------------
                                  Signature(s)

Name(s):
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                                 (Please Print)

Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
                                                 -------------------------------

Date:
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